Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Reports First Quarter 2025 Operating Results*
CHICAGO, May 7, 2025 — Kemper Corporation (NYSE: KMPR) reported net income of $99.7 million, or $1.54 per diluted share, for the first quarter of 2025, compared to net income of $71.3 million, or $1.10 per diluted share, for the first quarter of 2024.

Adjusted Consolidated Net Operating Income1 was $106.4 million, or $1.65 per diluted share, for the first quarter of 2025, compared to Adjusted Consolidated Net Operating Income1 of $69.7 million, or $1.07 per diluted share, for the first quarter of 2024.
Key themes of the quarter include:
•Delivered another quarter of strong operating and financial results; trailing 12-month operating cash flow increased to $520 million
•Generated a 14% ROE and a 21% Adjusted ROE1 for the quarter
•Specialty P&C achieved 24% premium growth and 14% PIF growth YoY; 92% underlying combined ratio1 for the quarter
•Life business continued to generate strong return on capital and distributable cash flows; operating income of $17 million for the quarter
•Parent liquidity remains strong at approximately $1 billion; debt-to-capital ratio2 improved to 22.9%, provides greater financial flexibility

“Kemper delivered another quarter of very strong financial results, led by continued robust profitable growth in our Specialty Auto business, which saw a very strong 92% underlying combined ratio, 14% year-over-year policy growth, and 24% written premium growth,” said President and CEO Joseph P. Lacher, Jr. “We improved our capital and liquidity position, significantly reducing our debt-to-capital ratio and producing operating cash flows approaching all-time highs. We’ve invested significant effort over the past few years in building a stronger, more resilient company—positioning us well to navigate the current market uncertainty. We remain confident in our continued ability to create long-term shareholder value.”

*Unless otherwise specified, discussion of our first quarter 2025 results is focused on net income attributable to Kemper Corporation common shareholders, which does not include financial results from Kemper Reciprocal that are presented within the condensed consolidated financial results in this release. The results of Kemper Reciprocal are consolidated under US GAAP.
1Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.
2Excludes Accumulated Other Comprehensive Loss

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Mar 31, 2025	Mar 31, 2024
Net Income	$99.7	$71.3
Adjusted Consolidated Net Operating Income[1]	$106.4	$69.7

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(5.6)	$(12.6)

Diluted Net Income Per Share From:
Net Income	$1.54	$1.10
Adjusted Consolidated Net Operating Income[1]	$1.65	$1.07

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.09)	$(0.20)
Revenues
Total revenues for the first quarter of 2025 increased $50.0 million to $1,193.0 million compared to the first quarter of 2024, primarily driven by a $122.2 million increase in Specialty Property & Casualty Insurance earned premiums resulting from higher average earned premium per exposure from rate increases and higher business volumes, which was partially offset by a $68.6 million reduction in earned premium from our Non-Core Operations due to lower volumes resulting from the exit and run-off of the Preferred Insurance business.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2025	Mar 31, 2024
Segment Adjusted Net Operating Income (Loss):
Specialty Property & Casualty Insurance	$97.9	$69.2
Life Insurance	17.2	11.9
Total Segment Adjusted Net Operating Income	115.1	81.1
Corporate and Other Adjusted Net Operating Loss	(11.4)	(12.5)
Less: Net Loss attributable to Noncontrolling Interest	(2.7)	(1.1)
Adjusted Consolidated Net Operating Income[1]	106.4	69.7
Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	0.1	2.7
Net Realized Investment Gains	0.7	5.2
Impairment Losses	0.2	(1.2)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(4.2)	(10.1)
Debt Extinguishment, Pension Settlement and Other Charges	0.4	—
Non-Core Operations	(3.9)	5.0
Net Income attributable to Kemper Corporation	$99.7	$71.3
The Specialty Property and Casualty Insurance segment reported adjusted net operating income of $97.9 million in the first quarter of 2025, compared to adjusted net operating income of $69.2 million in the first quarter of 2024. This increase was due primarily to an improvement in the Underlying Combined Ratio1. The segment’s Underlying Combined Ratio1 was 92.2 percent compared to 93.6 percent in the first quarter of 2024. The improvement was primarily driven by higher average earned premiums per exposure resulting from rate increases, partially offset by higher underlying claim severity.

The Life Insurance segment reported adjusted net operating income of $17.2 million for the first quarter of 2025, compared to adjusted net operating income of $11.9 million in the first quarter of 2024, primarily driven by an increase in net investment income.

Capital
Total Kemper Corporation Shareholders’ Equity as of March 31, 2025 was $2,917.6 million, an increase of $129.2 million, or 5 percent, since year-end 2024 primarily driven by net income for the quarter. Kemper and its direct non-insurance subsidiaries ended the quarter with cash and investments of $161.3 million, and $600.0 million of available borrowing capacity under the revolving credit agreement.

On February 5, 2025, Kemper announced that its Board of Directors declared a quarterly dividend of $0.32 per share, or $20.2 million. The dividend was paid on March 4, 2025, to its shareholders of record as of February 18, 2025.
Kemper ended the quarter with a book value per share of $45.60, an increase of 4 percent from $43.68 at the end of 2024. Adjusted book value per share1 was $30.31 at the end of the quarter, compared to $29.04 at the end of 2024.

Unaudited Condensed Consolidated Statements of Income for the three months ended March 31, 2025 and 2024 are presented below.

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts)	Mar 31, 2025	Mar 31, 2024
Revenues:
Earned Premiums[1]	$1,087.9	$1,031.9
Net Investment Income	101.2	100.4
Other Income	2.6	2.2
Change in Fair Value of Equity and Convertible Securities	0.1	3.4
Net Realized Investment Gains	0.9	6.6
Impairment Losses	0.3	(1.5)
Total Revenues	1,193.0	1,143.0
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses[2]	767.3	756.0
Insurance and Other Expenses	294.5	286.4
Interest Expense	11.4	14.0
Total Expenses	1,073.2	1,056.4
Income before Income Taxes	119.8	86.6
Income Tax Expense	22.8	16.4
Net Income	97.0	70.2
Less: Net Loss attributable to Noncontrolling Interest	(2.7)	(1.1)
Net Income attributable to Kemper Corporation	$99.7	$71.3

Net Income attributable to Kemper Corporation per Unrestricted Share:
Basic	$1.56	$1.11
Diluted	$1.54	$1.10

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	63,886.7	64,254.5
Unrestricted Shares and Equivalent Shares - Diluted	64,652.8	64,772.8

Dividends Paid to Shareholders per Share	$0.32	$0.31

[1] Includes a remeasurement gain related to the deferred profit liability within the Life Insurance business of $0.2 million for the three months ended March 31, 2025 and 2024.
[2] Includes a remeasurement loss related to the liability for future policyholder benefits within the Life Insurance business of $0.2 million for the three months ended March 31, 2025 and 2024.

Unaudited business segment revenues for the three months ended March 31, 2025 and 2024 are presented below.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2025	Mar 31, 2024
REVENUES:
Specialty Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$753.7	$675.3
Commercial Automobile	208.5	164.7
Total Earned Premiums	962.2	840.0
Net Investment Income	50.5	41.1
Other Income	1.3	1.4
Total Specialty Property & Casualty Insurance Revenues	1,014.0	882.5
Life Insurance:
Earned Premiums:
Life	83.7	80.6
Accident & Health	5.5	5.6
Property	10.5	11.1
Total Earned Premiums	99.7	97.3
Net Investment Income	48.4	44.3
Other Income	0.7	0.3
Total Life Insurance Revenues	148.8	141.9
Total Segment Revenues	1,162.8	1,024.4
Change in Fair Value of Equity and Convertible Securities	0.1	3.4
Net Realized Investment Gains	0.9	6.6
Impairment Losses	0.3	(1.5)
Non-Core Operations	27.9	106.2
Other	1.0	3.9
Total Revenues	$1,193.0	$1,143.0

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	Mar 31, 2025	Dec 31, 2024
Assets:
Investments:
Fixed Maturities at Fair Value	$6,558.6	$6,409.6
Equity Securities at Fair Value	232.3	218.5
Equity Method Limited Liability Investments	185.1	186.3
Short-term Investments at Cost which Approximates Fair Value	545.3	1,037.1
Company-Owned Life Insurance	546.5	539.2
Loans to Policyholders	279.8	280.7
Other Investments	244.5	217.1
Total Investments	8,592.1	8,888.5
Cash	115.4	64.4
Receivables from Policyholders	1,052.7	977.9
Other Receivables	189.2	185.7
Deferred Policy Acquisition Costs	649.7	628.9
Goodwill	1,250.7	1,250.7
Current Income Tax Assets	40.9	63.4
Deferred Income Tax Assets	73.4	93.3
Other Assets	442.2	436.1
Assets of Consolidated Variable Interest Entity:
Fixed Maturities at Fair Value	13.7	1.7
Cash	—	1.0
Short-term Investments at Cost which Approximates Fair Value	31.6	28.0
Receivables from Policyholders	11.9	8.2
Other Receivables	0.1	—
Deferred Policy Acquisition Costs	1.5	1.1
Deferred Income Tax Assets	2.2	1.5
Total Assets	$12,467.3	$12,630.4

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
(Dollars in Millions)
(Unaudited)

	Mar 31, 2025	Dec 31, 2024

Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,229.5	$3,199.7
Property & Casualty	2,637.6	2,611.9
Total Insurance Reserves	5,867.1	5,811.6
Unearned Premiums	1,361.6	1,264.1
Policyholder Obligations	632.0	637.7
Deferred Income Tax Liabilities	6.6	14.8
Accrued Expenses and Other Liabilities	715.5	705.2
Long-term Debt, Current, at Amortized Cost	—	449.9
Long-term Debt, Non-current, at Amortized Cost	942.1	941.7
Liabilities of Consolidated Variable Interest Entity
Insurance Reserves	14.7	9.4
Unearned Premiums	14.5	11.2
Accrued Expenses and Other Liabilities	1.7	0.5
Total Liabilities	9,555.8	9,846.1
Kemper Corporation Shareholders’ Equity:
Common Stock	6.4	6.4
Paid-in Capital	1,863.6	1,854.9
Retained Earnings	1,308.9	1,231.6
Accumulated Other Comprehensive Loss	(261.3)	(304.5)
Total Kemper Corporation Shareholders’ Equity	2,917.6	2,788.4
Noncontrolling Interest	(6.1)	(4.1)
Total Shareholders’ Equity	2,911.5	2,784.3
Total Liabilities and Shareholders’ Equity	$12,467.3	$12,630.4

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2025	Mar 31, 2024

Results of Operations
Net Premiums Written	$1,068.8	$864.6

Earned Premiums	$962.2	$840.0
Net Investment Income	50.5	41.1
Other Income	1.3	1.4
Total Revenues	1,014.0	882.5
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	682.3	609.0
Catastrophe Losses and LAE	3.8	4.1
Prior Years:
Non-catastrophe Losses and LAE	0.5	5.3
Catastrophe Losses and LAE	0.2	0.7
Total Incurred Losses and LAE	686.8	619.1
Insurance Expenses	205.1	176.9
Segment Adjusted Operating Income	122.1	86.5
Income Tax Expense	24.2	17.3
Total Segment Adjusted Net Operating Income	$97.9	$69.2

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	70.9%	72.5%
Current Year Catastrophe Losses and LAE Ratio	0.4	0.5
Prior Years Non-catastrophe Losses and LAE Ratio	0.1	0.6
Prior Years Catastrophe Losses and LAE Ratio	—	0.1
Total Incurred Loss and LAE Ratio	71.4	73.7
Insurance Expense Ratio	21.3	21.1
Combined Ratio	92.7%	94.8%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	70.9%	72.5%
Insurance Expense Ratio	21.3	21.1
Underlying Combined Ratio[1]	92.2%	93.6%

Non-GAAP Measure Reconciliation
Combined Ratio	92.7%	94.8%
Less:
Current Year Catastrophe Losses and LAE Ratio	0.4	0.5
Prior Years Non-catastrophe Losses and LAE Ratio	0.1	0.6
Prior Years Catastrophe Losses and LAE Ratio	—	0.1
Underlying Combined Ratio[1]	92.2%	93.6%

Unaudited selected financial information for the Life Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2025	Mar 31, 2024

Results of Operations
Earned Premiums	$99.7	$97.3
Net Investment Income	48.4	44.3
Other Income	0.7	0.3
Total Revenues	148.8	141.9
Policyholders’ Benefits and Incurred Losses and LAE	62.2	63.0
Insurance Expenses	66.4	64.9
Segment Adjusted Operating Income	20.2	14.0
Income Tax Expense	3.0	2.1
Total Segment Adjusted Net Operating Income	$17.2	$11.9
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income1 is an after-tax, non-GAAP financial measure and is computed by excluding from Net Income attributable to Kemper Corporation the after-tax impact of:
(i) Change in Fair Value of Equity and Convertible Securities;
(ii) Net Realized Investment Gains;
(iii) Impairment Losses;
(iv) Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs;
(v) Debt Extinguishment, Pension Settlement and Other Charges;
(vi) Goodwill Impairment Charges;
(vii) Non-Core Operations; and
(viii) Significant non-recurring or infrequent items that may not be indicative of ongoing operations

Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Income attributable to Kemper Corporation. There were no applicable significant non-recurring items that Kemper excluded from the calculation of Adjusted Consolidated Net Operating Income1 for the three months ended March 31, 2025 or 2024.

Kemper believes that Adjusted Consolidated Net Operating Income1 provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Change in Fair Value of Equity and Convertible Securities, Net Realized Investment Gains and Impairment Losses related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of Kemper’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Debt Extinguishment, Pension Settlement and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by Kemper’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions made by Kemper, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process. Goodwill Impairment Charges are excluded because they are infrequent and non-recurring charges. Non-Core Operations includes the results of our Preferred Insurance business which we expect to fully exit. These results are excluded because they are irrelevant to our ongoing operations and do not qualify for Discontinued Operations under Generally Accepted Accounting Principles ("GAAP"). Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends. The preceding non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures, as they do not fully recognize the profitability of Kemper’s businesses.

A reconciliation of Net Income attributable to Kemper Corporation to Adjusted Consolidated Net Operating Income1 for the three months ended March 31, 2025 and 2024 is presented below.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2025	Mar 31, 2024
Net Income attributable to Kemper Corporation	$99.7	$71.3
Less Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	0.1	2.7
Net Realized Investment Gains	0.7	5.2
Impairment Losses	0.2	(1.2)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(4.2)	(10.1)
Debt Extinguishment, Pension Settlement and Other Charges	0.4	—
Non-Core Operations	(3.9)	5.0
Adjusted Consolidated Net Operating Income[1]	$106.4	$69.7
Diluted Adjusted Net Operating Income per Unrestricted Share1 is a non-GAAP financial measure computed by dividing Adjusted Net Operating Income1 attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Income per Unrestricted Share.

A reconciliation of Diluted Net Income per Unrestricted Share to Diluted Adjusted Net Operating Income per Unrestricted Share1 for the three months ended March 31, 2025 and 2024 is presented below.

	Three Months Ended
(Unaudited)	Mar 31, 2025	Mar 31, 2024
Diluted Net Income attributable to Kemper Corporation per Unrestricted Share	$1.54	$1.10
Less Net Income (Loss) per Unrestricted Share From:
Change in Fair Value of Equity and Convertible Securities	—	0.04
Net Realized Investment Gains	0.01	0.09
Impairment Losses	—	(0.02)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(0.07)	(0.16)
Debt Extinguishment, Pension Settlement and Other Charges	0.01	—
Non-Core Operations	(0.06)	0.08
Diluted Adjusted Net Operating Income per Unrestricted Share[1]	$1.65	$1.07
Return on Adjusted Shareholders' Equity1 is a calculation that uses a non-GAAP financial measure. It is calculated by dividing the period’s net income attributable to Kemper Corporation by the average shareholders’ equity excluding net unrealized gains and losses on fixed maturities, the change in discount rate on future life policyholder benefits and goodwill. Return on Shareholders’ Equity is the most directly comparable GAAP measure. We use this non-GAAP measure to identify and analyze the change in performance attributable to management efforts between periods. Kemper believes this non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers. The “Return on Adjusted Shareholders’ Equity” metric was referred to as “Return on Tangible Shareholders’ Equity” in prior periods.

A reconciliation of Return on Shareholders’ Equity to Return on Adjusted Shareholders’ Equity1 is presented below:

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2025	Mar 31, 2024
Numerator:
Annualized Net Income attributable to Kemper Corporation	$398.8	$285.2

Denominator:
Average Shareholders' Equity[2]	$2,853.0	$2,547.5

Less: Average Net Unrealized Losses on Fixed Maturities	667.6	576.1
Less: Average Change in Discount Rate on Future Life Policyholder Benefits	(373.2)	(216.3)
Less: Average Goodwill	(1,250.7)	(1,250.7)
Average Adjusted Shareholders' Equity[2]	$1,896.7	$1,656.6

Return on Shareholders' Equity:
Return on Shareholders' Equity	14.0%	11.2%
Return on Adjusted Shareholders' Equity[1]	21.0%	17.2%

[2] Average shareholders' equity and average adjusted shareholders’ equity is the simple average of the beginning and ending balances for the period. Average shareholders’ equity and average adjusted shareholders’ equity on a year-to-date basis is (a) the sum of the balance at the beginning of the year and the ending balance for each quarter within that year divided by (b) the number of quarters in the period presented plus one.

Underlying Combined Ratio1 is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding Total Incurred Losses and LAE Ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio.
Kemper believes Underlying Losses and LAE and the Underlying Combined Ratio are useful to investors and uses these financial measures to reveal the trends in Kemper’s Property & Casualty Insurance segment that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause Kemper’s loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of Kemper’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing Kemper’s underwriting performance.
Adjusted Book Value Per Share1 is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains and losses on fixed income securities, the change in discount rate on future life policyholder benefits and goodwill by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share excluding the after-tax impact of net unrealized gains and losses on fixed income securities, the change in discount rate on future life policyholder benefits and goodwill in conjunction with book value per share to identify and analyze the change in net worth excluding goodwill attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers. The “Adjusted Book Value Per Share” metric was referred to as “Tangible Book Value Per Share” in prior periods.

A reconciliation of Book Value Per Share to Adjusted Book Value Per Share1 is presented below:

	As of
(Dollars and Shares in Millions Except Per Share Amounts) (Unaudited)	Mar 31, 2025	Dec 31, 2024
Numerator:
Kemper Corporation Shareholders’ Equity	$2,917.6	$2,788.4

Less: Net Unrealized Losses on Fixed Maturities	638.6	696.5
Less: Change in Discount Rate on Future Life Policyholder Benefits	(366.0)	(380.3)
Less: Goodwill	(1,250.7)	(1,250.7)
Adjusted Shareholders’ Equity	$1,939.5	$1,853.9

Denominator:
Common Shares Issued and Outstanding	63.979	63.840

Book Value Per Share:
Book Value Per Share	$45.60	$43.68

Less: Net Unrealized Losses on Fixed Maturities	9.98	10.91
Less: Change in Discount Rate on Future Life Policyholder Benefits	(5.72)	(5.96)
Less: Goodwill	(19.55)	(19.59)
Adjusted Book Value Per Share[1]	$30.31	$29.04
Conference Call
Kemper will host its conference call to discuss first quarter 2025 results on Wednesday, May 7, at 5:00 p.m. Eastern (4:00 p.m. Central). The conference call will be accessible via the internet and by telephone at 800.549.8228, Conference ID 51413. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software. A replay of the call will be available online at the investor section of kemper.com.

More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the first quarter of 2025, which is available at the investor section of kemper.com.

About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With approximately $12 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Kemper Auto and Kemper Life brands. Kemper serves over 4.7 million policies, is represented by approximately 22,000 agents and brokers, and has approximately 7,400 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper at kemper.com.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to:

•changes in the frequency and severity of insurance claims;
•claim development and the process of estimating claim reserves;
•the impacts of inflation;
•changes in the interest rate environment;
•supply chain disruption;
•product demand and pricing;
•effects of governmental and regulatory actions;
•litigation outcomes and trends;
•investment risks;
•cybersecurity risks or incidents;
•impact of catastrophes; and
•other risks and uncertainties detailed in Kemper’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”).

Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release.
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Contacts
Investors: Michael Marinaccio	312.661.4930 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com